EXHIBIT 10.2

FIRST AMENDMENT TO RIGHT TO FINANCE AGREEMENT

THIS FRST AMENDMENT TO RIGHT TO FINANCE AGREEMENT (this "Amendment") is dated as of June 28, 2019 (the "Effective Date"), by and among FUELCELL ENERGY, INC., a Delaware corporation (the "Parent"), FUELCELL ENERGY FINANCE 11, LLC, a Connecticut limited liability company, a wholly-owned subsidiary of the Parent (the "Borrower") ,and GENERATE LENDNG, LLC, a Delaware limited liability company (the "Lender").

WHEREAS, the Borrower, the Parent and the Lender are parties to a Right to Finance Agreement dated December 21, 2018, attached hereto as Exhibit A (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Right to Finance"); and

WHEREAS, the Borrower, the Initial Project Company Guarantors and the Lender are parties to a Construction Loan Agreement dated as of December 21, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lender has made a construction loan facility available to the Borrower; and

WHEREAS, concurently with the execution of this Amendment, the Borrower, the Initial Project Company Guarantors, and the Lender are entering into certain First Amendment to Construction Loan Agreement (the "First Amendment"), which First Amendment includes an acknowledgement and agreement of the Parent; and

WHEREAS, the Borrower, the Parent and the Lender have agreed to modify certain provisions of the Right to Finance, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Capitalized Terms. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings assigned thereto in the Right to Finance.

2.Amendment of the Right to Finance. Each of the parties hereto hereby agrees that, on and as of the Effective Date:

(a)The last sentence of Paragraph 6 of the Right to Finance is hereby amended by deleting such sentence in its entirety and substituting in lieu thereof the following new sentence to read in its entirety as follows:

"In addition, if the Lender exercises its right to terminate the Commitment and require repayment of the Working Capital Loans pursuant to Section 2.3(i) of the Loan Agreement, this Agreement shall terminate as of August 1 1, 2019."

(b)Paragraph 9 of the Right to Finance is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new paragraph 9 to read in its entirety as follows:

This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrower and the Lender."

3.Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS.

4.Counterparts; Electronic Delivery. This Amendment may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by any party to this Amendment of its signatures hereon through facsimile or other electronic image file (including .pdf) (i) may be relied upon as if this Amendment were physically delivered with an original hand-written signature of such party, and (ii) shall be binding on such party for all purposes.

5.Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.Final Agreements. This Amendment represents the final agreement of the Borrower, the Parent and the Lender with respect to the subject matter hereof, and may not be contradicted, modified or supplemented in any way by evidence of any prior or contemporaneous written or oral agreements of the Borrower, the Parent and the Lender.

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IN WITNESS WHEREOF, the Borrower, the Parent and the Lender have caused this Amendment to be duly executed by their duly authorized officers, under seal, all as of the date first above written.

BUYER:
FUELCELL ENERGY FINANCE II, LLC
By:	FuelCell Energy Finance, LLC.
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Executive Vice President & Chief Financial Officer
PARENT:

FUELCELL ENERGY, INC.

By:	/s/ Michael S. Bishop (SEAL)
Name:	Michael S. Bishop
Title:	Executive Vice President & Chief Financial Officer

LENDER:

GENERATE LENDING, LLC. A Delaware limited liability company

By:	/s/ Matan Friedman
N. ame:	Matan Friedman
Title:	Manager

FIRST AMENDMENT TO RIGHT TO FINANCE AGREEMENT SIGNATURE PAGE

Exhibit A

Right to Finance Agreement

[See attached.]

EXECUTION VERSION

GENERATE LENDING, LLC

555 DE HARO STREET, SUITE 300

SAN FRANCISCO, CA 94107

December 21, 2018

FuelCell Energy, Inc.

3 Great Pasture Rd.

Danbury, CT  06810

Attention: Michael Bishop

Dear Mr. Bishop:

Re:

RIGHT TO FINANCE AGREEMENT: REGARDING REVOLVING CONSTRUCTION LOAN AGREEMENT (THE “LOAN AGREEMENT”) DATED AS OF DECEMBER 21, 2018 BY AND AMONG FUELCELL ENERGY FINANCE II, LLC (“BORROWER”), CERTAIN OF ITS SUBSIDIARIES AND GENERATE LENDING, LLC (“LENDER”).

In connection with Lender and Borrower entering into the Loan Agreement, Lender, Borrower and FuelCell Energy, Inc. (the “Parent”), hereby agree to the following (this “Agreement”)

1.	All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Loan Agreement.
2.

During the Term of this Agreement (as defined in Section 8 below), Parent agrees that (i) Parent will not, and will not permit any Subsidiary to, enter into, offer, solicit or negotiate to enter into, any agreements, arrangements, term sheets or commitments with any third party to obtaining debt financing (“Third Party Construction Financing”) for the development, construction, installation, commissioning or startup of an Available Project; or (ii) consummate any Third Party Construction Financing for an Available Project, except as permitted pursuant to this Agreement.  Parent will not and will not permit any Subsidiary to respond to any unsolicited third-party proposal or offer for Third Party Construction Financing by any person or entity, other than to inform such person or entity that an exclusive right to finance exists with respect to such Available Project, except as permitted pursuant to this Agreement.  For the avoidance of doubt, a Third Party Construction Financing shall not mean any debt financing in which Parent is the primary borrower and which is secured by all or substantially all of Parent’s assets (a “Parent Corporate Facility”) and nothing herein shall be construed to limit any rights of Parent to consummate a Parent Corporate Facility.

3.

In the event that Borrower has provided a Project Approval Certification and all related information required to be delivered by Borrower pursuant to Section 2.1(b) of the Loan Agreement and requested that (i) Lender determine that such Available Project is an Approved Project, and (ii) Lender provide a Working Capital Loan with regard to such Available Project in accordance with the terms and conditions of the Loan Agreement, and Lender has not provided written notice to Borrower within the eighteen (18) Business Day period referenced in Section 2.1(b) of the Loan Agreement that Lender has determined that such Available Project constitutes an Approved Project, the provisions of Section 2 of this Agreement shall no longer apply to such Available Project and Parent and Borrower shall not be subject to any restrictions regarding obtaining Third Party Construction Financing for such Available

Project.  Notwithstanding the foregoing, in the event that Lender does not designate an Available Project as an Approved Project during the referenced eighteen  (18) Business Day period in accordance with this Section 3, if at any time thereafter but  prior to Parent’s or Borrower’s closing on a Third Party Construction Financing for such Available Project, a “Material Change” shall occur with respect to such Available Project, then Parent shall be required to resubmit such Available Project to Lender in accordance with the  provisions of Section 2 prior to consummating any Third Party Construction Financing.  For purposes of this Agreement, a “Material Change” shall mean any of the following: (i) a material increase in the pricing of the Revenue Contract for such Available Project; (ii) an increase in the term of the Revenue Contract for such Available Project; (iii) a material improvement in the credit rating of the Customer for such Available Project; (iv) a change in the identity of the Customer for such Available Project; (v) a material decrease in the pricing of the EPC Contract or the O&M Agreement for such Available Project or (vi) a material change in the terms or structure of the Revenue Contract, EPC Contract or O&M Agreement.

4.

In the event that Lender approves an Available Project as an Approved Project pursuant to Section 2.1 of the Loan Agreement but does not provide a Working Capital Loan to such Approved Project within ninety (90) days after Notice to Proceed has been delivered to Lender for such Approved Project as a result of either: (i)  Lender’s breach of its obligations under the Loan Agreement or (ii) the failure of any of the conditions set forth in Section 5.2 of the Loan Agreement to be satisfied despite Borrower’s reasonable efforts; then, in such event, the provisions of Section 2 of this Agreement shall no longer apply to such Approved Project and Parent and Borrower shall be relieved of any restrictions regarding obtaining Third Party Construction Financing for such Approved Project.

5.

In the event that the Borrower has provided a Project Approval Certification and all related information required to be delivered by Borrower pursuant to Section 2.1 of the Loan Agreement and the amount of the Working Capital Loans to be requested for such Available Project combined with all Working Capital Loans then outstanding would, at any point, exceed $100 million, then, within thirty (30) days of Lender’s receipt of such written notice from Borrower, (i) Lender shall obtain approval of its board of directors to lift any restrictions regarding extending Loans in excess of $100 million and provide Borrower with a copy of any such Board approval; and (ii) Lender shall provide substantiation to Borrower showing the Lender has sufficient funds available (either through existing capital commitments, cash on hand or existing credit lines) to make such Working Capital Loans to Borrower.  In the event that Lender does not satisfy either of the requirements in clauses (i) or (ii) within such thirty (30) day period, then this Agreement shall terminate at such time and neither Parent or Borrower shall be subject to any further restrictions or obligations set forth herein.

6.

In the event that Lender, during the Term: (i) fails to approve as Approved Projects three (3) Available Projects submitted by Borrower to Lender pursuant to Section 2.1 of the Loan Agreement or, (ii) over any six (6) month period of time that commences on or after June 30, 2019, does not make at least one (1) disbursement of Working Capital Loans in respect of Approved Projects, then, in either event, this Agreement shall terminate at such time and neither Parent nor Borrower shall be subject to any further restrictions or obligations set forth herein.  In addition, if the Lender exercises its right to terminate the Commitment and require repayment of the Working Capital Loans pursuant to Section 2.3(i) of the Loan Agreement, this Agreement shall terminate as of June 30, 2019.

7.

At any time prior to Borrower submitting any Available Project to Lender pursuant to Section 2.1 of the Loan Agreement, Borrower may, in its discretion, submit preliminary information to Lender regarding an Available Project in accordance with Schedule 1 attached to this Agreement (“Preliminary Project Presentation Information”) and Lender, in good faith, shall review such Preliminary Project Presentation Information to determine whether such Available Project is likely to be an Approved Project.  No later than ten (10) days after Borrower’s submission of Preliminary Project Presentation

Information to Lender, Lender shall, in good faith, provide adequate notice (a “Preliminary Project Response”) to Borrower whether or not Lender reasonably believes that such Available Project will ultimately be an Approved Project following a subsequent submission pursuant to Section 2.1 of the Loan Agreement.  If Lender indicates it does not believe such Available Project will be an Approved Project, then the provisions of Section 2 of this Agreement shall no longer apply to such Available Project and Parent and Borrower shall not be subject to any restrictions regarding obtaining Third Party Construction Financing for such Available Project.  Alternatively, if Lender’s Preliminary Project Response is that Lender reasonably believes that such Available Project will be an Approved Project, the provisions of Section 2 of this Agreement shall continue to apply to Parent and Borrower with respect to such Available Project and the final determination of whether such Available Project is an Approved Project will be made in accordance with the provisions of Section 2.1 (b) of the Loan Agreement; provided, however, that, to the extent that the Preliminary Project Presentation Information includes (i) a Credit File for the proposed Customer; (ii) a Revenue Contract with such proposed Customer; (iii) a proposed Construction Budget and Schedule; or (iv) a proposed Project Loan Disbursement Schedule, then by virtue of Lender’s Preliminary Project Response indicating that such Available Project will be an Approved Project, Lender will be deemed to have approved the foregoing items for purposes of Borrower’s subsequent submission of the Available Project to Lender under Section 2.1 of the Loan Agreement; provided that no material change to any such item shall have occurred since the Preliminary Project Presentation.

8.

The term (“Term”) of this Agreement shall commence on the date hereof (the “Effective Date”) and, unless terminated sooner in accordance with the provisions of Sections 5 or 6 of this Agreement, shall remain in effect until the first to occur of: (i) the third (3rd) anniversary of the Effective Date and (ii) the termination of the Commitment pursuant to the Loan Agreement.

9.

This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrower and the Lender.  Lender agrees that, in the event that Borrower or Parent shall breach the provisions of Section 2 with respect to any Available Project and close on a Third Party Construction Financing for such Available Project in contravention of this Agreement, as Lender’s sole legal or equity remedy (including in lieu of the equitable remedies of restraint, injunction and specific performance), and as liquidated damages that all parties agree are fair, reasonable and adequate, Parent shall pay to Lender a cash amount equal to $650,000 (the “Liquidated Damages Amount”), such amount to be paid no later than ten (10) Business Days after closing has occurred on the Third Party Construction Financing for such Available Project in breach of Section 2 of this Agreement.  At such time as Parent has paid the Liquidated Damages Amount to Lender, this Agreement shall terminate and neither Parent or Borrower shall be subject to any further restrictions or obligations set forth herein.

10.

This Agreement may be amended or otherwise modified only by a written instrument executed by the parties hereto which (i) specifically refers to the provision of this Agreement to be amended, and (ii) is signed by the parties hereto. This Agreement may be waived but only by a written instrument executed by the party providing the waiver which states that it constitutes a waiver hereunder and specifies the provision(s) being waived.  A waiver by one party of any right or benefit provided in this Agreement does not infer or constitute a waiver of any other right or benefit in this Agreement.

11.

Neither party shall transfer or assign any of its rights or obligations hereunder without the prior written consent of the other party and any transfer of obligations hereunder without the prior written consent of both parties shall be void and of no effect.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to enforceable by any other person other than the parties to this Agreement.

12.

Except for the provisions of Section 9, the parties agree that each of the clauses and sub-clauses of this Agreement shall be separate and several and enforceable as such.  The complete or partial invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provision hereof.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. EACH PARTY AGREES THAT ANY AND ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS SHALL BE COMMENCED AND PROSECUTED SOLELY AND EXCLUSIVELY IN ANY FEDERAL OR STATE COURT IN THE CITY AND STATE OF NEW YORK, AND ANY APPELLATE COURTS THEREFROM (“NEW YORK COURTS”), AND EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE. EACH PARTY IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF THE NEW YORK COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAWS. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT THERETO. THIS AGREEMENT CONSITUTES A LOAN DOCUMENT.

Any communications between the parties hereto or regular notices provided herein to be given shall be given to the following addresses:

To Lender:

Generate Capital, Inc.

555 DeHaro Street

Suite 300

San Francisco, CA 94107

Email: notices@generatecapital.com

Attention: Notices

To Parent or Borrower:

FuelCell Energy, Inc.

3 Great Pasture Road Danbury, CT 06810 Email:

Attention: Legal Department

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Please indicate your agreement to the terms set forth above by executing this Agreement where indicated below and returning a signed copy hereof to Generate, at which point this Agreement will constitute a binding agreement of the parties.

Very Truly Yours,

GENERATE LENDING, LLC.

By:	/s/ Matan Friedman
Name:	Matan Friedman
Title:	Manager

FUELCELL ENERGY FINANCE II, LLC

By:	FuelCell Energy Finance, LLC Its:
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Senior Vice President & Chief
Financial Officer

FUELCELL ENERGY, INC.

By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Senior Vice President & Chief
Financial Officer

RIGHT TO FINANCE AGREEMENT

SIGNATURE PAGE